Exhibit 99.1

         LOGILITY REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

   Record Revenues and Record Earnings driven by 107% Growth in Annual License
                   Fees, Total Annual Revenues Increase by 50%

    ATLANTA, June 22 /PRNewswire-FirstCall/ -- Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain, today announced financial results for the fourth quarter and fiscal year 2006.

    Key fourth quarter financial highlights include:

    * Software license fees for the quarter ended April 30, 2006 were $3.9 million, an increase of 74% over the fourth quarter of fiscal 2005;

    * Services and other revenues for the quarter ended April 30, 2006 were $1.7 million, an increase of 5% over the fourth quarter of fiscal 2005;

    * Maintenance revenues for the quarter ended April 30, 2006 were $4.6 million, an increase of 23% over the fourth quarter of fiscal 2005;

    * Total revenues for the quarter ended April 30, 2006 were a record $10.1 million, an increase of 34% over the fourth quarter of fiscal 2005; and

    * Operating earnings for the quarter ended April 30, 2006 were $1.8 million, compared to an operating loss of $374,000 for the fourth quarter of fiscal 2005.

    GAAP net earnings were $1.6 million or $0.12 earnings per fully diluted share for the fourth quarter of fiscal 2006 compared to a net loss of $281,000 or $0.02 loss per basic share for the fourth quarter of fiscal 2005. Adjusted net earnings, which exclude acquisition related intangibles costs, a write- down of capitalized software costs and a write-down of a minority investment, for the quarter ended April 30, 2006, were $1.8 million or $0.13 earnings per fully diluted share, compared to adjusted net earnings of $509,000 or $0.04 earnings per share for the same period last year.

    Key fiscal year 2006 financial highlights include:

    * Total revenues for the twelve months ended April 30, 2006 were $37.3 million, a 50% increase compared to the comparable period last year;

    * Software license fees for the twelve month period were $13.9 million, a 107% increase compared to the same period last year;

    * Services and other revenues were $5.8 million, an 11% increase compared to the same period last year;

    * Maintenance revenues were $17.6 million, a 36% increase compared to the same period last year; and

    * Operating earnings for the twelve months ended April 30, 2006 were a record $6.0 million, compared to an operating loss of $876,000 for the same period last year.

    GAAP net earnings were approximately $8.0 million or $0.60 per fully diluted share for the twelve months ended April 30, 2006, compared to a net loss of $606,000 or $0.05 loss per basic share for the same period last year. Adjusted net earnings, which exclude acquisition related intangibles costs, a write-down of capitalized software costs, write-down of a minority investment and a net tax benefit, for the fiscal year ended April 30, 2006, were $7.1 million or $0.53 earnings per fully diluted share compared to adjusted net earnings of $401,000 or $0.03 earnings per share for the same period last year.

    The twelve-month fiscal 2005 financial data included only the months of October 2004 through April 2005 for revenue and expenses from the Demand Management, Inc. subsidiary acquired by the Company on September 30, 2004, whereas the entire twelve-month period in fiscal 2006 included revenue and expenses from Demand Management.

    The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

    The overall financial condition of the Company remains strong, with cash and investments of approximately $27.0 million.

    "Logility's performance during the fourth quarter and fiscal year 2006 was outstanding. We delivered record annual revenues, operating earnings and net earnings, which were driven by an impressive 107% increase in license fee revenue for the year," said J. Michael Edenfield, Logility president and chief executive officer. "We signed a record 88 new customers during the fiscal year and expanded deployments of our supply chain solutions with an impressive number of existing customers, which underscores our ability to deliver a substantial return on investment for our customers through improved demand visibility, reduced costs and increased service levels."

    "Logility provides supply chain solutions that give small, medium, large and Fortune 1000 companies the visibility they need to overcome global supply chain challenges, reduce costs and improve service," continued Edenfield. "Our goal is to help customers take costs out of their supply chains by streamlining the sales and operations planning process, synchronizing supply with demand, improving forecast accuracy, automating transportation and warehouse operations and providing greater visibility to enable better decision-making."

    Highlights for the fourth quarter and fiscal year 2006 include:

    Customers:

    * During the year, Logility signed a record 88 new customers and extended its relationship with an impressive number of existing customers. Software license agreements were signed with both new and existing customers located in 20 countries.

    * Logility had approximately 60 customers "go live" with new deployments or significant upgrades of Logility Voyager Solutions(TM) during fiscal year 2006. This impressive number of deployments underscores Logility's ability to implement rapidly to accelerate business results for customers.

    * Notable new and existing customers placing orders with Logility in the fourth quarter include: ARC International Cookware, Associated Hygienic Products, Basic American Foods, Behringer Holdings, Intertape Polymer Group, Jacuzzi UK, Klaussner, Millipore, New Breed, Parmalat South Africa, Rafaella Apparel Group, Scanlan International, and Shaw Industries.

    * During the quarter, software license agreements were signed with customers located in 12 countries, including Australia, Belgium, Canada, China, Denmark, India, Ireland, Singapore, South Africa, Switzerland, the United Kingdom, and the United States.

    * The Logility Connections 2006: Your Ticket to Supply Chain Success conference was held in Nashville, TN. on March 15-17. The conference offered attendees the opportunity to hear best practices from industry peers, learn valuable tips for maximizing return on investment, and gain insight from leading supply chain experts to help prepare for the next wave of demand-driven supply chain improvement.

    * Demand Management hosted its 19th annual User Group conference in San Antonio, TX with the theme Supply Chain in Harmony featuring top-performing technologies and real-world tips for planning and forecasting success.

    * Shaw Industries Group received the 2006 Sailing to New Heights with Logility Award for leveraging innovation and collaboration to drive measurable business improvements and supply chain excellence through the deployment of Logility Voyager Solutions. This award is the highest honor given annually to the Logility customer that has leveraged innovation and collaboration to drive measurable business improvements and supply chain excellence through the deployment of Logility Voyager Solutions.

    * Logility customers ICI Paints and Williamson-Dickie Manufacturing received the 2006 Logility Leadership Awards recognizing their efforts to develop and implement collaborative supply chain processes that significantly improve operational performance through deployment of Logility Voyager Solutions.

    * Announced Ste. Michelle Wine Estates had successfully implemented Logility Voyager Transportation Planning and Management to help increase visibility, reduce transportation costs, improve the accuracy of expense accruals, and strengthen customer service.

    * Announced that Cole-Parmer Instrument Company had successfully implemented Logility Voyager Solutions to improve forecast accuracy, reduce inventory levels and strengthen customer service.

    * Announced that Associated Grocers of Florida had successfully implemented Logility Voyager Solutions to reduce inventory, improve forecast accuracy, increase productivity and improve customer service.

    * Announced Remy Aftermarket Europe had selected Logility Voyager Solutions to increase demand visibility, improve forecast accuracy and inventory planning, and strengthen customer service levels through better management of warehouse stock.

    * New Breed Logistics Inc. extended its investment in Logility Voyager Solutions to include Life Cycle Planning to better support the needs of customers managing new product introductions and product retirements.

    Products and Technology:

    * Announced general availability of Logility Voyager Solutions v.7.5, an industry-leading supply chain management suite. This latest version includes enhancements to help distribution-intensive companies use the internet to gain visibility of key metrics, support demand-driven business strategies, manage dynamic global supply chain activities, optimize transportation operations, and accelerate sales and operations planning (S&OP) processes.

    * Consumer Goods Technology Readers Awarded Logility Top Rankings for the sixth consecutive year. Logility Voyager Solutions was declared "Readers Choice" in supply chain planning, supply chain execution, transportation management and customer experience.

    * Demand Solutions(R) scored apparel industry recognition in The Apparel Software Scorecard, the first software ranking of its kind in the apparel industry. Demand Solutions received its highest marks in functionality and quality of support.

    About Logility

    With more than 1,100 customers worldwide, Logility is a leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; supply and global sourcing optimization; transportation planning and execution; and warehouse management. Demand Solutions provide forecasting, demand planning and point- of-sale analysis for maximizing profits in manufacturing, distribution and retail operations. Logility customers include Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Mill's Pride, Pernod Ricard, Rand McNally, Remington Products Company, Sigma Aldrich, Under Armour Performance Apparel and VF Corporation. Logility is a majority owned subsidiary of American Software (Nasdaq: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2005 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404)
264-5206; INTERNET: http://www.logility.com or E-mail: askLogility@logility.com.

    Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility. Demand Solutions is a registered trademark of Demand Management. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                                 LOGILITY, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                         Fourth Quarter Ended                     Twelve Months Ended
                                              April 30,                                April 30,
                                 ------------------------------------     -----------------------------------
                                                              Pct                                     Pct
                                   2006         2005          Chg.          2006         2005         Chg.
                                 ---------    ---------     ---------     ---------    ---------    ---------
Revenues:
  License                        $   3,863    $   2,216            74%    $  13,889    $   6,717          107%
  Services & other                   1,661        1,575             5%        5,796        5,203           11%
  Maintenance                        4,550        3,708            23%       17,617       12,956           36%
    Total Revenues                  10,074        7,499            34%       37,302       24,876           50%

Cost of Revenues:
  License                            1,212          954            27%        3,782        3,965           (5)%
  Services & other                   1,008          800            26%        3,585        2,721           32%
  Maintenance                        1,041          972             7%        4,133        3,031           36%
  Write-down of capitalized
   software development costs            -          703            nm             -          703           nm
    Total Cost of Revenues           3,261        3,429            (5)%      11,500       10,420           10%

Gross Margin                         6,813        4,070            67%       25,802       14,456           78%

Operating expenses:
  Research and development           1,988        1,594            25%        7,171        5,920           21%
  Less: capitalized
   development                        (653)        (666)           (2)%      (2,424)      (2,750)         (12)%
  Sales and marketing                2,601        2,316            12%       10,123        8,046           26%
  General and administrative         1,028        1,113            (8)%       4,621        3,912           18%
  Acquisition related
   amortization of
   intangibles                          88           87             1%          351          204           72%

    Total Operating Expenses         5,052        4,444            14%       19,842       15,332           29%

Operating Earnings (Loss)            1,761         (374)           nm         5,960         (876)          nm
    Interest Income & Other,
     Net                                93          120           (23)%         466          297           57%
  Income (Loss) Before Income
   Taxes                             1,854         (254)           nm         6,426         (579)          nm
    Income Tax
     (Expense)/Benefit                (295)         (27)          993%        1,589          (27)          nm

  Net Earnings (Loss)            $   1,559    $    (281)           nm     $   8,015    $    (606)          nm

Earnings per common share:
Earnings (Loss) Per Common
 Share - Basic                   $    0.12    $   (0.02)           nm     $    0.63    $   (0.05)          nm
Earnings (Loss) Per Common
 Share - Diluted                 $    0.12    $   (0.02)           nm     $    0.60    $   (0.05)          nm

Weighted Average Number of
 Common Shares:
    Basic                           12,872       12,966                      12,817       13,009
    Diluted                         13,178       12,966                      13,459       13,009

Reconciliation of Adjusted
 Net Earnings:
GAAP net earnings (loss)         $   1,559    $    (281)                  $   8,015    $    (606)
Write-down of capitalized
 software development costs              -          703                           -          703
Acquisition related
 amortization of intangibles            88           87                         351          204
Writedown of minority
 investment                            121            -                         281          100
 Income tax (benefit)                    -            -                      (1,589)           -
Adjusted net earnings            $   1,768    $     509                   $   7,058    $     401

Adjusted Net Earnings per
 Share                           $    0.13    $    0.04                   $    0.52    $    0.03

nm- not meaningful

                     Consolidated Balance Sheet Information
                                 (in thousands)
                                   (Unaudited)

                                                       April 30,
                                                -----------------------
                                                   2006         2005
                                                ----------   ----------
Cash and Short & Long-term
 investments                                    $   26,958   $   25,719
Accounts Receivable:
   Billed                                            5,308        4,228
   Unbilled                                          1,777        1,252
Total Accounts Receivable, net                       7,085        5,480
Deferred Tax Assets - Short Term                     2,922            -
Prepaids & Other Current Assets                      1,674        1,663

PP&E, net                                              457          472
Capitalized Software, net                            6,382        5,854
Goodwill                                             5,809        6,103
Other Intangibles, net                               1,688        2,138
Non-current Assets                                      99          380

     Total Assets                               $   53,074   $   47,809

Accounts Payable                                $      346   $      352
Other Current Liabilities                            6,630        6,815
Deferred Revenues                                   10,534        9,696
      Current Liabilities                           17,510       16,863

Deferred Income Taxes - Long Term                      316            -
Deferred Income Taxes - Long Term -
 Due to ASI                                          1,249            -
Shareholders' Equity                                33,999       30,946

     Total Liabilities &
      Shareholders' Equity                      $   53,074   $   47,809

SOURCE  Logility, Inc.
    -0-                             06/22/2006
    /CONTACT: Financial Information, Vincent C. Klinges, Chief Financial Officer of Logility, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/120967.html / /Web site: http://www.logility.com /